UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 29, 2016

(Date of earliest event reported)

Banyan Rail Services Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

5200 Town Center Circle, Suite 550, Boca Raton, Florida (Address of principal executive offices)	33486 (Zip Code)

(561) 997-7775

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02          Termination of a Material Definitive Agreement.

On September 29, 2016, the previously announced purchase and sale agreement (the “Agreement”), dated August 8, 2016, between Banyan Third Street LLC (“Banyan Third Street”) and Signal Healthcare, LLC (“Signal Healthcare”), for the purchase of Signal Healthcare’s land, buildings, structures, improvements, intangible property, service contracts, and leases, located at 2620 North 3rd Street, Phoenix, Arizona, commonly known as Third Street Healthcare Campus, was terminated by Banyan Third Street. Banyan Third Street terminated the Agreement in accordance with its right to terminate such agreement pursuant to 7(b) thereunder concerning the inspection period.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, filed as Exhibit 10.2 to the Current Report on Form 8-K dated August 9, 2016, incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert
Name: Christopher J. Hubbert Title: Secretary

Dated October 4, 2016